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                                                                  Exhibit (a)(3)

                         CENTILLIUM COMMUNICATIONS, INC.

                            OFFER TO EXCHANGE OPTIONS

                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

     I previously received a copy of the Offer to Exchange, dated October 22, 2001 and the Election Form. I signed and returned the Election Form, in which I elected to accept Centillium Communications, Inc.'s ("Centillium's") offer to exchange (the "Exchange Offer") some of or all of my options. I now wish to change that election and reject Centillium's Exchange Offer. I understand that by signing this Notice and delivering it to Patrice LaCroix by 9:00 p.m. Pacific Daylight Time on Friday, November 16, 2001, I will be able to withdraw my acceptance of the Exchange Offer and reject the Exchange Offer instead. I have read and understand all the terms and conditions of the Exchange Offer. I have read and understand the instructions attached to this Notice.

     I understand that in order to reject the Exchange Offer, I must sign, date and deliver this Notice via fax (fax # (253) 595-7806) or hand delivery to Patrice LaCroix by 9:00 p.m. Pacific Daylight Time on Friday, November 16, 2001.

     I understand that by rejecting the Exchange Offer, I will not receive any New Options pursuant to the Exchange Offer and I will keep the Eligible Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Centillium and me.

     I understand that I may change this election, and once again accept the Exchange Offer, by submitting a new Election Form to Patrice LaCroix via fax (fax # (253) 595-7806) or hand delivery by 9:00 p.m. Pacific Daylight Time on Friday, November 16, 2001.

     I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I do not accept the Exchange Offer.


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Employee Signature

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National Insurance/Social Security/National ID/Tax File Number


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Employee Name (Please Print)          E-mail Address        Date and Time





                    RETURN TO PATRICE LACROIX NO LATER THAN
              9:00 P.M PACIFIC DAYLIGHT TIME ON NOVEMBER 16, 2001
                   VIA FAX AT (253) 595-7806 OR HAND DELIVERY


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                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

     1. Delivery of Notice to Change Election From Accept to Reject.
        ------------------------------------------------------------

     A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a faxed copy of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Patrice LaCroix either via hand delivery or via the fax number listed on the front cover of this Notice to Change Election From Accept to Reject on or before 9:00 p.m. Pacific Daylight Time on Friday, November 16, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Centillium. You may hand deliver your Notice to Change Election From Accept to Reject to Patrice LaCroix at Centillium, or you may fax it to her at the number listed on the front cover of this Notice to Change Election From Accept to Reject. In all cases, you should allow sufficient time to ensure timely delivery.

     Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Exchange Offer, you may change your mind and re-accept the Exchange Offer until the expiration of the Exchange Offer. Tenders of options made through the Exchange Offer may be made at any time before the Expiration Date. If Centillium extends the Exchange Offer beyond that time, you may tender your options at any time until the extended expiration of the Exchange Offer. To change your mind and elect to participate in the Exchange Offer, you must deliver a new signed and dated Election Form (or a faxed copy of the Election Form) with the required information to Centillium, while you still have the right to participate in the Exchange Offer. Your options will not be properly tendered for purposes of the Exchange Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     If you do not wish to withdraw all your tendered options from the Exchange Offer, you should not fill out this Notice to Change Election From Accept to Reject. If you wish to change your election with respect only to particular options, you should submit a new Election Form instead. To change your election regarding particular tendered options while continuing to elect to participate in the Exchange Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Exchange Offer is extended, before the extended expiration of the Exchange Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

     By signing this Notice to Change Election From Accept to Reject (or a faxed copy of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

     2. Signatures on This Notice to Change Election From Accept to Reject.
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     If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

     If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to

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Centillium of the authority of that person so to act must be submitted with this
Notice to Change Election From Accept to Reject.

     3. Other Information on This Notice to Change Election From Accept to
        ------------------------------------------------------------------
Reject.
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     In addition to signing this Notice to Change Election From Accept to
Reject, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     4. Requests for Assistance or Additional Copies.
        ---------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Patrice LaCroix at Centillium Communications, Inc. 47211 Lakeview Boulevard, Fremont, CA 94538, telephone number (510) 771-3700. Copies will be furnished promptly at Centillium's expense.

     5. Irregularities.
        ---------------

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Exchange Offer will be determined by Centillium in its discretion. Centillium's determinations shall be final and binding on all parties. Centillium reserves the right to reject any or all Notices to Change Election From Accept to Reject that Centillium determines not to be in proper form or the acceptance of which may, in the opinion of Centillium's counsel, be unlawful. Centillium also reserves the right to waive any of the conditions of the Exchange Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and Centillium's interpretation of the terms of the Exchange Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as Centillium shall determine. Neither Centillium nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

     Important: The Notice to Change Election From Accept to Reject (or a faxed copy of it) together with all other required documents must be received by Centillium, on or before the Expiration Date.

     6. Additional Documents to Read.
        -----------------------------

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the e-mail message from Faraj Aalaei dated October 22, 2001 before deciding to participate in the Exchange Offer.

     7. Important Tax Information.
        --------------------------

     You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information.